SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
HASTINGS ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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3601 Plains Boulevard
Amarillo, Texas 79102
May 19, 2006
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Hastings Entertainment, Inc. to be held at the Hastings Store Support Center on Wednesday, June 7, 2006, at 4:00 p.m., central daylight savings time. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas.
     The attached Notice of Annual Meeting and Proxy Statement describes fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, shareholders will consider and vote upon the election of three members of the Board of Directors, the adoption of the 2006 Incentive Stock Plan, an increase in the number of shares available under the Outside Directors’ Stock Option Plan, an increase in the number of shares available under the Outside Directors’ Stock Grant Plan, and the ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal 2006.
     Many of our directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.
     We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Annual Meeting.

Sincerely,

/s/ John H. Marmaduke
John H. Marmaduke
Chairman of the Board

3601 Plains Boulevard
Amarillo, Texas 79102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 7, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Hastings Entertainment, Inc. will be held on Wednesday, June 7, 2006, at 4:00 p.m., central daylight savings time at the Hastings Store Support Center, located at 3601 Plains Boulevard in Amarillo, Texas, for the following purposes:
(1)	to elect three directors to our Board of Directors for a term expiring in 2009;

(2)	to approve the 2006 Incentive Stock Plan;

(3)	to approve an amendment to the Outside Directors’ Stock Option Plan that would increase by 50,000 the number of shares of our common stock available for grant under the plan;

(4)	to approve an amendment to the Outside Directors’ Stock Grant Plan that would increase by 50,000 the number of shares of our common stock available for grant under the plan;

(5)	to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2006; and

(6)	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.
     The close of business on April 25, 2006 was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
     Shareholders are urged to vote by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, by telephone or via the Internet as instructed on the proxy card. Voting by proxy, telephone or Internet will not prevent shareholders from voting in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 19, 2006

PROXY STATEMENT

Hastings Entertainment, Inc.
3601 Plains Boulevard
Amarillo, Texas 79102
PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 7, 2006

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed and who is soliciting proxies?

A:	This Proxy Statement is first being mailed on or about May 19, 2006, to shareholders of the Company by the Board of Directors to solicit proxies for use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Wednesday, June 7, 2006, at 4:00 p.m. central daylight savings time at the Hastings Store Support Center. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas.

Q:	Who may attend the Annual Meeting?

A:	All of our shareholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on April 25, 2006, which is referred to as the record date, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:
•	the election of three directors to the Board of Directors for a term expiring in 2009;

•	the approval of the 2006 Incentive Stock Plan;

•	the approval of an amendment to the Outside Directors’ Stock Option Plan that would increase by 50,000 the number of shares available for grant under the plan;

•	the approval of an amendment to the Outside Directors’ Stock Grant Plan that would increase by 50,000 the number of shares available for grant under the plan;

•	the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2006; and

•	any other business that may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by attending the Annual Meeting or, if you chose not to attend, by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, by telephone or via the Internet, as instructed on the proxy card. If you then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:
•	FOR the election of the persons named as nominees for election as director for a term expiring in 2009 under the caption “Proposal No. 1: Election of Three Directors;”

•	FOR the approval of the 2006 Incentive Stock Plan;

•	FOR the approval of an amendment to the Outside Directors’ Stock Option Plan that would increase by 50,000 the number of shares available for grant under the plan;

•	FOR the approval of an amendment to the Outside Directors’ Stock Grant Plan that would increase by 50,000 the number of shares available for grant under the plan;

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2006; and

•	at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting or any adjournments thereof.
If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. The proxy may be revoked at any time by either providing written notice of revocation to Natalya A. Ballew, Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or by attending the Annual Meeting and voting in person. If you sign and send your proxy but do not indicate how you want to vote, your proxy will be counted as a vote FOR the five proposals.

Q:	If I abstain from voting or withhold authority to vote for the proposals, will my shares be counted in the vote?

A:	If you abstain from voting or elect to withhold authority to vote for the five proposals, your shares will not be counted in the vote.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker is required to vote your shares in accordance with instructions received from you. Your broker may vote your shares on the proposals if your broker does not receive instructions from you, but is not required to do so. To be sure your shares are voted, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker how to vote your shares, your shares may not be counted in the vote on any of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services, Inc., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of the record date, 11,420,972 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the matters to be voted upon.

Q:	What is the required vote for the election of a director?

A:	The nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting.

Q:	How much did this proxy solicitation cost?

A:	The entire cost of the proxy solicitation will be borne by the Company. We have hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of $5,000, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.
PROPOSAL NO. 1:
ELECTION OF THREE DIRECTORS
Our Board of Directors is divided into three classes, with Class 1 consisting of three directors and Class 2 and 3 currently consisting of two directors. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until his or her successor is elected and qualified or until the earlier of his or her resignation, death or removal.
The terms of Messrs. John Marmaduke, Gaines Godfrey and Jeffrey Shrader expire at this Annual Meeting. The Board has nominated each of Messrs. Marmaduke, Godfrey and Shrader for reelection as a director to serve for a three-year term expiring at our Annual Meeting in 2009, or until a successor is elected and qualified or upon resignation, death or removal.
In order to be elected a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.
Each nominee has indicated his willingness to serve as a member of the Board if elected; however, if a nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote the proxy for a substitute nominee. Proxies cannot be voted for more than one nominee for each director position to be filled at the Annual Meeting.
Set forth below is information as to the nominees for election at the Annual Meeting, and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.
The Board recommends a vote FOR the nominees listed below for election as directors (Proposal 1 on the proxy card.)
Nominees for Election to the Board of Directors
John H. Marmaduke, age 59, has served as Hastings’ President and Chief Executive Officer since July 1976 and as Chairman of the Board since October 1993. Mr. Marmaduke also serves on the board of directors of Interactive Entertainment Merchants Association. Mr. Marmaduke received the 1998 Ernst & Young Entrepreneur of the Year award for the Southwest Retail/Consumer Products Industry. Mr. Marmaduke has been active in the entertainment retailing industry with us and our predecessor company for over 30 years.
Gaines L. Godfrey, age 72, has served as a director of Hastings since October 1991 and is a member of our Compensation Committee. Mr. Godfrey served as Hastings’ Senior Vice President from May 2000 to January 2001 and as Senior Vice President and Chief Financial Officer from May 2000 to October 2000. Mr. Godfrey has been associated with Godfrey Ventures in the field of financial consulting, including evaluations, financing, underwriting, purchases and sales in a wide range of industries, since 1982.

Jeffrey G. Shrader, age 55, has served as a director of Hastings since October 1992 and has been a member of our Compensation Committee since July 1996. He will not serve on our Compensation Committee for our next fiscal year. Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, P.C. in Amarillo, Texas since January 1993. Mr. Shrader is also a member of the Board of Directors of Parallel Petroleum Corporation.
Other Directors Whose Terms of Office Continue After the Annual Meeting
Daryl L. Lansdale, age 65, has served as a director of Hastings since March 2001 and is a member of our Audit Committee and our Director Nominating Committee. Mr. Lansdale’s current term as director expires in 2008. Since 2002, Mr. Lansdale has been a consultant and a private investor. Mr. Lansdale was President of Rush Retail Centers from March 1998 to January 2002.
Ann S. Lieff, age 54, has served as a director of Hastings since December 2001 and is a member of our Audit Committee and our Director Nominating Committee. Ms. Lieff’s current term as director expires in 2007. Ms. Lieff is the founder of The Lieff Company and has been its President since 1998. Ms. Lieff currently serves as a board member of Herzfeld Caribbean Basin Fund, Inc., Mayor’s Jewelers, Inc. and Claire’s Stores, Inc. and is a member of the Executive Advisory Board of University of Denver, Daniels College of Business.
Frank O. Marrs, age 61, has served as a director of Hastings since April 2003 and is the Chairman of our Audit Committee and a member of our Director Nominating Committee. Mr. Marrs’ current term as director expires in 2008. Mr. Marrs has served as Chief Executive Officer of Gupton Marrs International since 2001. Prior to that, Mr. Marrs was employed by KPMG LLP, serving in several leadership positions, including National Managing Partner of Audit.
Danny W. Gurr, age 48, has served as a director of Hastings since September 2005 and is the Chairman of our Compensation Committee. Mr. Gurr’s current term as director expires in 2007. Mr. Gurr is a management consultant and has served as a director of Cost Plus, Inc., a leading specialty retailer of casual home living and entertaining products, for more than 10 years. Since September 2004, Mr. Gurr has also served as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher.
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
Board Meetings
During fiscal 2005, our Board held four meetings. All incumbent directors attended each Board and applicable committee meeting during the fiscal year.
Independence
The NASDAQ Stock Market (“NASDAQ”) has adopted independence standards for companies listed on NASDAQ, including Hastings. These standards require that a majority of the Board and each member of the audit, compensation and director nominating committees be “independent” within the meaning of the standards, subject to certain limited exceptions. The Board, applying the NASDAQ standards, has determined that five of our seven directors (i.e. Ms. Lieff and Messrs. Godfrey, Gurr, Lansdale and Marrs) are independent and that no relationship exists as to any such independent director that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In addition, each member of the Audit Committee qualifies under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. Mr. Shrader is a shareholder of a law firm that received fees for legal services from the Company in fiscal 2003 in excess of NASDAQ threshold amounts (see “Certain Relationships and Related Transactions”), and, therefore, he is not independent within the meaning of the NASDAQ standards. However, as permitted by the NASDAQ standards, and based on a Board determination that it is in the best interest of Hastings and its shareholders, he continued to serve as a member of the Compensation Committee until the 2006 Shareholders’ meeting. Accordingly, the Board has determined that the Board of Directors and committees of Hastings meet applicable independence standards of NASDAQ and the SEC.

Committees
Our Board had an Audit Committee, a Compensation Committee, and a Director Nominating Committee in fiscal 2005.
•	The Audit Committee undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of Hastings’ independent auditors and our accounts, procedures and internal controls. The Audit Committee acts pursuant to a charter that was adopted and became effective December 5, 2003. The Audit Committee is responsible for (i) appointing the independent auditor, (ii) reviewing the scope of, and approving in advance the fees for, the annual audit and any non-audit services, (iii) reviewing with Hastings’ independent auditors, the corporate accounting practices and policies and recommending to whom reports should be submitted within Hastings, (iv) reviewing Hastings’ independent auditors’ final report, (v) establishing the scope of procedures for, supervising and evaluating the internal audit department, (vi) reviewing with internal and independent auditors overall accounting and financial controls, (vii) being available to the independent auditors during the year for consultation purposes, (viii) reviewing the annual audited and quarterly financial statements with management, its Disclosure Committee and the independent auditor, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ix) discussing our earnings press releases, as well as financial information and earnings guidance provided by Hastings, with the Chief Financial Officer; and (ix) establishing and maintaining procedures for receiving, retaining and tracking confidential and anonymous complaints about our accounting, internal controls or other auditing matters.

The current members of our Audit Committee are Frank O. Marrs (Chair), Daryl L. Lansdale and Ann Lieff. All current members of the Audit Committee are independent as defined by the relevant rules of the SEC and NASDAQ. In addition, the Board has determined that each current member of the Audit Committee is financially literate and that Mr. Marrs is an “audit committee financial expert” as defined by regulations promulgated by the SEC. During fiscal 2005, the Audit Committee met seven times.

•	The Compensation Committee, among other things, recommends the compensation of our executive officers and recommends grants of options under our stock option plans for consideration by the Board of Directors. See “Executive Compensation.” Committee members for fiscal 2005 were Danny W. Gurr (Chair), Jeffrey G. Shrader, Daryl L. Lansdale, and Gaines L. Godfrey, all of whom are eligible to serve under the NASDAQ independence standards. Mr. Shrader has informed the Board that he will resign from the Compensation Committee effective June 2006. The Compensation Committee acts pursuant to a Charter that was adopted and became effective April 20, 2005. The Compensation Committee met six times in fiscal 2005.

•	The Director Nominating Committee formally nominates individuals for consideration as directors and makes recommendations to the Board of Directors regarding the size, composition and committees of the Board. A charter has not yet been adopted for the Director Nominating Committee. The current members of the Director Nominating Committee are Daryl L. Lansdale, Ann S. Lieff and Frank O. Marrs. The Director Nominating Committee met once during fiscal 2005.
Meetings of Independent Directors
Our independent directors meet in executive session in conjunction with regularly scheduled Board of Director Meetings and more frequently as deemed necessary.
Nomination of Directors
Minimum Qualifications of Directors
We have not adopted specific qualification criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Director Nominating Committee believes that each director should have an understanding of (i) our principal operational and financial objectives and plans and strategies, (ii) the results of operations and financial condition of Hastings and our business segments, and (iii) the relative standing of Hastings and our product categories in relation to our competitors.
Director Nomination Process
The Director Nominating Committee is responsible for making recommendations to the Board regarding nominees for election to the Board. It seeks to identify and recruit the best available Board candidates by evaluating qualified Board candidates submitted by incumbent directors, shareholders, Hastings’ management or third party search firms. When it is necessary to fill a board vacancy or elect an additional board member, the Director Nominating Committee will request that each Director submit a list of potential candidates for consideration. The Director Nominating Committee also will consider candidates submitted by shareholders (see “Consideration of Shareholder Nominated Directors” below), or submitted by our management. If the Director Nominating Committee deems it necessary, it will retain an independent third party search firm to provide potential candidates. The Director Nominating Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is qualified to serve on the Board. The Director Nominating Committee will evaluate qualified shareholder nominees on the same basis as those submitted by Board members, our management, third party search firms or other sources.
If the process yields one or more desirable Board candidates, the Director Nominating Committee will rank them by order of preference based on each candidate’s respective qualifications and our Company’s needs. A member of the Director Nominating Committee will then contact the preferred candidate or candidates to evaluate their potential interest and schedule an interview with the entire Director Nominating Committee. All interviews will be held in person and will be conducted by the Director Nominating Committee members. Based upon interview results and appropriate background checks, the Director Nominating Committee will re-evaluate the candidate at a committee meeting and vote on its recommendation to the Board. If a majority of the Director Nominating Committee members vote to recommend the candidate, the Board will be promptly notified of such recommendation.
When nominating a sitting Director for re-election at an annual meeting, the Director Nominating Committee will consider the Director’s performance on the Board and the Director’s qualifications in respect of the criteria referred to above.
Consideration of Shareholder Nominated Directors
The Director Nominating Committee will consider for inclusion in our proxy materials potential nominees submitted by shareholders. Any shareholder may submit a candidate for consideration by sending the following information to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102: (i) shareholder’s name, number of shares owned, length of period held, and proof of ownership; (ii) name, age and address of candidate; (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.); (iv) a supporting statement which describes the candidate’s reasons for seeking election to the Board; (v) a description of any arrangements or understandings between the candidate and Hastings; and (vi) a signed statement from the candidate, confirming his/her willingness to serve on the Board. In order for our Board to consider a candidate submitted by a shareholder, the foregoing information must be received not less than 90 days, nor more than 120 days, prior to a meeting of shareholders for the election of Directors; provided, that if less than 40 days’ notice of such meeting is given to shareholders, the foregoing information must be received no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Corporate Secretary will promptly forward such materials to a member of the Director Nominating Committee. The Corporate Secretary also will maintain copies of such materials for future reference by the Director Nominating Committee when filling Board positions.

Shareholder Nominations of Directors
Section 2.05 of our Bylaws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the Board of Directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in our Bylaws. To comply with the advance notice provision of our Bylaws, a shareholder who wishes to nominate a director at the 2007 Annual Meeting must provide written notice not less than fifty days prior to such meeting. The notice must contain the information required by Section 2.05(a) of our Bylaws. A shareholder may contact our Corporate Secretary to obtain a copy of Section 2.05(a).
Shareholder Communication with the Board of Directors
Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Corporate Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual Director or Directors to whom the communication is directed.
Board Attendance at the Annual Meeting
Our Board members are encouraged to attend the Annual Meeting of Shareholders, and we generally schedule a Board meeting on the same day as the Annual Meeting to facilitate their attendance. All of our current Directors, except Mr. Gurr who was not appointed to our Board until September 2005, attended the 2005 Annual Meeting of Shareholders.
Code of Conduct and Corporate Governance
The Company has adopted a Code of Conduct, which is applicable to all employees and signed upon one’s beginning employment with the Company. The Code of Conduct is currently available on our website, (www.gohastings.com). The Audit Committee Charter, the Compensation Committee Charter, the composition of each board committee and director biographies are also available on our website as of the date of the Annual Meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
To our knowledge, based solely on the review of the forms submitted to us during and with respect to the 2005 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 25, 2006 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each named executive officer (as defined in “Executive Compensation”), and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 11,420,972 shares of common stock outstanding as of April 25, 2006.

	Amount and
	Nature of
	Beneficial
Name and Address (1)	Ownership (2)	Percent of Class (3)
John H. Marmaduke (4)	3,609,438	29.91%
Stephen S. Marmaduke (5)	1,817,888	15.85%
Dimensional Fund Advisors Inc. (6)	906,484	7.94%
Jeffrey G. Shrader (7)	233,254	2.04%
Dan Crow (8)	207,252	1.79%
Gaines L. Godfrey (9)	137,665	1.20%
Alan Van Ongevalle (10)	131,240	1.14%
James S. Hicks (11)	74,153	*
Jeff Ostler (12)	36,500	*
Frank O. Marrs (13)	35,097	*
Ann S. Lieff (14)	34,724	*
Daryl L. Lansdale (15)	30,848	*
Michael Rigby (16)	25,000	*
David Moffatt (17)	21,100	*
Kevin J. Ball (18)	17,500	*
Danny W. Gurr (19)	8,630	*

All current directors and executive officers as a group (12 total) (20)	4,365,766	43.71%

*	Represents less than 1%.

(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.

(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which he or she, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which he or she has the right to acquire voting and/or investment power. The number of shares shown includes outstanding shares of common stock owned as of April 25, 2006 by the person indicated and shares underlying options owned by that person on April 25, 2006.

(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of April 25, 2006 and the number of unissued shares with respect to which that person had the right to acquire voting and/or investment power.

(4)	Includes 2,254,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 141,382 shares held in the John H. Marmaduke Grantor Retained Annuity Trust #2004 (as to which Mr. Marmaduke shares voting and investment power), 38,735 shares held by Martha A. Marmaduke, John H. Marmaduke’s wife, 10,118 shares held by Owen M. Marmaduke, John H. Marmaduke’s son, 5,262 shares and 6,223 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and options exercisable for 646,229 shares of common stock.

(5)	Includes 1,310,365 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president and options exercisable for 47,770 shares of common stock.

(6)	As reported in its Schedule 13G, dated February 1, 2006 (the “Schedule 13G”), Dimensional Fund Advisors Inc., located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)	Includes 36,252 options exercisable for shares of common stock and 141,382 shares held as trustee of the John H. Marmaduke Grantor Retained Annuity Trust 2004 (as to which Mr. Shrader shares voting and investment power). Mr. Shrader disclaims beneficial ownership of the shares held by him as trustee.

(8)	Includes 2,479 shares and 273 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 140,500 options exercisable for shares of common stock.

(9)	Includes 30,746 options exercisable for shares of common stock.

(10)	Includes 2,984 shares and 89 shares held in Hastings’ Associate Stock Ownership Plan and 401(k) Plan, respectively, and 127,500 options exercisable for shares of common stock.

(11)	Mr. Hicks terminated his employment with Hastings in January 2006. The amount of beneficial shares owned for Mr. Hicks is as of January 15, 2006 and includes 67,000 options exercisable for shares of common stock.

(12)	Includes 30,000 options exercisable for shares of common stock.

(13)	Includes 15,120 options exercisable for shares of common stock.

(14)	Includes 17,650 options exercisable for shares of common stock.

(15)	Includes 17,650 options exercisable for shares of common stock.

(16)	Includes 25,000 options exercisable for shares of common stock.

(17)	Mr. Moffatt terminated his employment with Hastings in March 2006. The amount of beneficial shares owned for Mr. Moffatt is as of March 9, 2006 and includes 17,500 options exercisable for shares of common stock.

(18)	Includes 17,500 options exercisable for shares of common stock.

(19)	Includes 7,530 options exercisable for shares of common stock.

(20)	Excludes shares with respect to which Mr. Shrader has disclaimed beneficial ownership as described in footnote 7.

EXECUTIVE COMPENSATION
The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by the Chief Executive Officer, each of our four other most highly compensated officers, and one former officer who resigned during fiscal 2005 (collectively, the “named executive officers”).

				Long-Term
				Compensation
				Awards
				Securities
				Underlying	Contributions		All Other
Name and Principal	Fiscal			Options/	for 401(k) and		Compensation
Position	Year	Salary ($)	Bonus ($)	SARs (#)(1)	ASOP		($)(2)
John H. Marmaduke	2005	$250,000	$329,375	—	$7,522	(3)	$8,459
Chairman of the Board, President and	2004	241,820	471,406	40,000	8,241	(3)	8,522
Chief Executive Officer	2003	228,241	312,884	46,509	9,557	(3)	11,014

Dan Crow	2005	137,871	120,934	7,500	10,710	(4)	507
Vice President and	2004	132,808	174,745	25,000	11,722	(4)	507
Chief Financial Officer	2003	126,424	104,058	25,000	12,610	(4)	507

Alan Van Ongevalle	2005	124,746	98,757	7,500	9,169	(5)	624
Vice President of Information	2004	119,371	140,655	25,000	9,398	(5)	1,054
Technology & Distribution	2003	110,533	62,837	30,000	8,942	(5)	1,239

Kevin Ball	2005	132,600	55,250	7,500	8,377	(6)	—
Vice President of Marketing	2004	99,000	56,857	10,000	750	(6)	—
	2003	—	—	—	—		—

David Moffatt (7)	2005	133,120	44,200	7,500	8,764	(8)	150
Former Vice President of Human	2004	77,500	37,314	10,000	915	(8)	—
Resources	2003	—	—	—	—		—

James S. Hicks (9)	2005	109,698	125,426	—	1,010	(10)	328
Former Vice President of Product	2004	104,884	97,890	10,000	6,786	(10)	505
	2003	103,864	64,750	15,000	8,366	(10)	75

(1)	Options to acquire common stock.

(2)	Amounts shown in other compensation primarily include amounts for health club benefits, country club dues, taxable usage of the Company plane, and taxable use of the Company house in Taos, New Mexico.

(3)	The amounts shown include annual matching contributions paid by Hastings for Mr. Marmaduke’s account pursuant to our 401(k) Plan in the amounts of $2,122, $1,641 and $2,957 and annual contributions paid by Hastings for Mr. Marmaduke’s account pursuant to our Associate Stock Ownership Plan in the amounts of $5,400, $6,600 and $6,600, in fiscal 2005, 2004 and 2003, respectively.

(4)	The amounts shown include annual matching contributions paid by Hastings for Mr. Crow’s account pursuant to our 401(k) Plan in the amounts of $5,310, $5,122 and $6,010 and an annual contribution paid by Hastings for Mr. Crow’s account pursuant to our Associate Stock Ownership Plan in the amounts of $5,400, $6,600 and $6,600, in fiscal 2005, 2004 and 2003, respectively.

(5)	The amounts shown include annual matching contributions paid by Hastings for Mr. Van Ongevalle’s account pursuant to our 401(k) Plan in the amounts of $3,769, $3,602, and $3,146 and annual contributions paid by Hastings for Mr. Van Ongevalle’s account pursuant to our Associate Stock Ownership Plan in the amounts of $5,400, $5,796, and $5,796, in fiscal 2005, 2004 and 2003, respectively.

(6)	The amounts shown include annual matching contributions paid by Hastings for Mr. Ball’s account pursuant to our 401(k) Plan in the amounts of $3,310 and $750 for fiscal years 2005 and 2004, respectively, and annual contributions paid by Hastings for Mr. Ball’s account pursuant to our Associate Stock Ownership Plan in the amount of $5,067 for fiscal 2005.

(7)	Mr. Moffatt terminated his employment as Vice President of Human Resources on March 9, 2006. Because of his termination, Mr. Moffatt received severance benefits described under “Employee Contracts and Change of Control Arrangements,” which are not included in the previous table.

(8)	The amounts shown include annual matching contributions paid by Hastings for Mr. Moffatt’s account pursuant to our 401(k) Plan in the amounts of $3,978 and $915 for fiscal years 2005 and 2004, respectively, and annual contributions paid by Hastings for Mr. Moffatt’s account pursuant to our Associate Stock Ownership Plan in the amount of $4,786 for fiscal 2005.

(9)	Mr. Hicks resigned as Vice President of Product on January 15, 2006. Because of his resignation, Mr. Hicks received severance benefits described under “Employee Contracts and Change of Control Arrangements,” which are not included in the previous table.

(10)	The amounts shown include annual matching contributions paid by Hastings for Mr. Hicks’ account pursuant to our 401(k) Plan in the amounts of $1,010, $1,174, and $2,754 and annual contributions paid by Hastings for Mr. Hicks’ account pursuant to our Associate Stock Ownership Plan in the amounts of $0, $5,612, and $5,612, in fiscal 2005, 2004 and 2003, respectively. Mr. Hicks terminated his employment with Hastings in January 2006.

Option Grants During Fiscal Year 2005
The following table sets forth information concerning stock options granted during fiscal 2005 to the named executive officers. No stock appreciation rights were granted during fiscal 2005 or prior years.

Individual Grants
	Number of
	Securities	Percent of total			Potential Realizable Value
	Underlying	Options/SARs			at Assumed Annual Rates of
	Options/	Granted to	Exercise or		Stock Price Appreciation for
	SARs	Employees in Fiscal	Base Price	Expiration	Option Term(2)
Name	Granted (#)(1)	Year	($/sh)	Date	5% ($)	10% ($)
John H. Marmaduke	—	—	$—	—	$—	$—
Dan Crow	7,500	5.2%	5.37	01/27/2016	25,329	64,188
Alan Van Ongevalle	7,500	5.2%	5.37	01/27/2016	25,329	64,188
Kevin Ball	7,500	5.2%	5.37	01/27/2016	25,329	64,188
David Moffatt (3)	7,500	5.2%	5.37	01/27/2016	25,329	64,188
Steve Hicks (4)	—	—	—	—	—	—

(1)	Options to acquire shares of common stock. All options listed were fully vested at January 27, 2006.

(2)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment or non-transferability. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by us to forecast possible future appreciation of the price of the common stock.

(3)	Mr. Moffatt terminated his employment as Vice President of Human Resources on March 9, 2006.

(4)	Mr. Hicks resigned as Vice President of Product on January 15, 2006.

Option Exercises During Fiscal Year 2005 and Fiscal Year-End Option Values
The following table sets forth the number and value of all options held at the end of fiscal 2005 by the named executive officers. Hastings does not have any outstanding stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
			Year End (#)		Year End ($)(2)
	Shares
	Acquired on
Name	Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Marmaduke	—	—	646,229	—	$314,188	—
Dan Crow	8,000	31,800	148,500	—	177,565	—
Alan Van Ongevalle	—	—	127,500	—	160,050	—
Kevin Ball	—	—	17,500	—	—	—
David Moffatt (3)	—	—	17,500	—	—	—
Steve Hicks (4)	80,000	163,921	—	—	—	—

(1)	Value Realized is determined using the difference between the option price (fair market value at the date of grant) and the exercise price (fair market value on the date of exercise).

(2)	Value of Unexercised In-the-Money Options is determined using the closing price of Hastings common stock on January 31, 2006, which was $5.35.

(3)	Mr. Moffatt terminated his employment with Hastings on March 19, 2006.

(4)	Mr. Hicks resigned as Vice President of Product on January 15, 2006.

Director Compensation
The following compensation is provided to non-employee directors of the Company:
•	Annual Retainer Fee — On June 8, 2005, the Board of Directors increased the annual retainer fee from $15,000 to $25,000, to be paid each June.

•	Additional Retainer Fees — One June 8, 2005, the Board of Directors established an additional cash retainer fee of $12,500 for the Chair of the Audit Committee, retainer fees of $2,500 for other Audit Committee members, and a retainer fee of $2,500 for the Chair of the Compensation Committee.

•	Annual Stock Grant — Directors are provided an annual grant of shares of common stock valued at $10,000.

•	Meeting Fees — Directors are paid $1,000 in cash for each meeting of the Board in which they participate (whether in person or by telephone) and $750 in cash for each committee meeting attended if such meeting is held on a different day from the day of the meeting of the Board.

•	Reimbursement — Directors are also reimbursed for their expenses in connection with their service on the Board of Directors or any committee of the Board.
Employee Contracts and Change of Control Arrangements
Hastings has employment agreements with each of Messrs. Marmaduke, Crow, Van Ongevalle, Ball, Mr. Jeff Ostler, and Mr. Michael Rigby. Mr. Ostler was employed by the Company as Vice President of Stores effective August 17, 2005. Mr. Rigby was employed by the Company as Senior Vice President of Merchandising effective December 5, 2005. Each employment agreement provides that the executive’s salary shall be determined by the Board of Directors and that the executive’s employment shall continue until terminated by either the executive or Hastings. Either Hastings or the executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by Hastings without cause (as defined in the respective agreements). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months, Mr. Crow would receive his base annual salary and bonus for a period of 24 months, each of Messrs. Van Ongevalle, Ball, and Rigby would receive his base annual salary and bonus for a period of 18 months, and Mr. Ostler would receive his base annual salary and bonus for a period of 12 months following the date of termination, payable over a period and at such times as Hastings’ executives receive their regular salary and bonus payments, and any benefits under any plans in which the executive is a participant to the full extent of the executive’s rights under such plans. If the agreements are terminated either voluntarily by the executive or by Hastings with cause (as defined in the respective agreements), or by reason of death or disability, then the Executive will not be entitled to payments under his employment agreement.
Upon a change in control of Hastings, each executive will receive a payment to compensate him for the loss of long-term capital gains treatment of certain options granted to the executive. Each employment agreement provides that, in the event the executive terminates employment with Hastings, the executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other employees of Hastings to terminate their relationship with Hastings.
Upon his resignation as Vice President of Store Operations in March 2005, the Company provided severance benefits to Robert A. Berman, in accordance with his employment contract. The amount provided as severance was $240,000, representing Mr. Berman’s salary and bonus for a period of 12 months. In addition, the Company fully vested certain of Mr. Berman’s outstanding stock options and provided COBRA benefits for 15 months for Mr. Berman and his spouse.
Upon his resignation as Vice President of Product in January 2005, the Company provided severance benefits to James S. Hicks, in accordance with his employment contract. The amount provided as severance was $152,303, representing Mr. Hicks’ salary and bonus for a period of 10 months. In addition, the Company agreed to provide an extra three months of compensation, on a month-to-month basis, should Mr. Hicks not obtain employment by October 15, 2006. Should Mr. Hicks find employment from October 15, 2006 to January 15, 2007, such payments, approximating $15,230 per month, will cease.
Upon his termination as Vice President of Human Resources in March 2006, the Company provided severance benefits to David Moffatt, in accordance with his employment contract. The Company will continue to pay Mr. Moffatt his base salary of $135,200 per annum, as well as his accrued bonuses, from March 10, 2006 through September 10, 2007, a period of 18 months. In addition, Mr. Moffatt will receive payment for 120 hours of accrued but unused vacation time and shall receive normal contributions to the ASOP match and 401k match programs.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Gurr, Shrader, Lansdale and Godfrey. There are no interlocks, as defined in applicable Securities and Exchange Commission rules. Except for Gaines Godfrey who served Senior Vice President of the Company from May 2000 to January 2001 and as Interim Chief Financial Officer from May 2000 to October 2000, no officer or former officer of Hastings is a member of the Compensation Committee.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee supervises Hastings’ executive compensation program and is composed of non-employee directors who do not participate in any of the compensation plans they administer. Salary and other incentive packages of our executive officers are initially determined by the Compensation Committee and are then recommended to the Board of Directors, which approves the compensation packages. Compensation levels and benefits of the Chief Executive Officer and President and the other executive officers of the Company are reviewed by the Compensation Committee at least annually. These responsibilities are reflected in our committee’s charter, which is reviewed periodically and updated as necessary. In late 2005, we employed outside compensation consultants to begin to assist us with a thorough review of our executive compensation and benefit programs. The review process is well underway and should be completed during the course of the current year.
Our Compensation Philosophy.
Our compensation program is designed to motivate, reward and retain management talent that Hastings needs in order to achieve its business goals. We intend to reward executives for achieving annual goals, to link executive and shareholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions and company performance. A meaningful portion of each executive’s total compensation is intended to be based and contingent upon our annual and long-term performance.
Our success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. Our philosophy is to provide our executives with competitive base salaries, rewards for performance and accomplishments on an annual basis and incentives to meet long-term objectives.
Compensation Components.
We pay for performance based on an individual’s level of responsibility. We motivate performance by recognizing the year’s results and by providing incentives for improvement in the future. The three major components of our compensation program are base salary, incentive bonus awards made on an annual basis and long-term incentive awards. Although not a major portion of compensation, we also provide our executives, and some other employees with certain other benefits such as a health club membership, country club dues, reimbursement for membership dues in business related organizations, limited administrative assistance for personal use, and limited, incidental personal use of our aircraft, among other items. The Compensation Committee does not consider the monetary value of these additional benefits material. When an actual cost is associated with a benefit, such as a health club membership, that cost is included in the total compensation shown for the executive.

Base Salary. Our compensation philosophy is to make cash compensation competitive with other companies of comparable size and operating locations in order to help motivate and retain executive officers and provide a strong incentive to achieve our specific goals. Initially, our Chief Executive Officer recommends base salary amounts to the Compensation Committee. In reviewing these recommendations, our committee uses a number of surveys to determine competitive salary positions. Since our general headquarters and most of our retail operations are not located in large metropolitan areas, our salary ranges are targeted at the median level of the survey data. In determining the base salaries of executives, the Compensation Committee considers a variety of factors, including our company’s overall financial performance, competitive positioning (comparing Hastings’ salary structure with salaries paid by other companies, including entertainment and non-entertainment retailing companies) and our business performance. We also consider a number of objective and subjective factors unique to each individual, including the executive’s performance, job responsibilities, current and long-term value to Hastings, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally.
Incentive Awards Made on an Annual Basis. A significant portion of an executive officer’s income is based upon the Corporate Officer Incentive Program (“COIP”). This program provides for an incentive cash payment (“ICP”) to be paid to an executive officer (participant) based upon the Company’s achieving certain financial incentive targets. The index amount of the ICP for a participant is expressed as a percentage of the participant’s base salary and currently ranges from 50% to 155% (index percentage). Generally, the higher the level of an officer’s responsibility with Hastings, the greater the index percentage.
Each fiscal year is divided into two separate six-month performance periods, and an ICP is paid for each period. A participant’s ICP presently may be as high as 200% or as low as 55% (performance percentage) of his index amount depending upon the degree the Company exceeds or fails to achieve the financial incentive target for the performance period. Amounts payable under COIP are variable, and thus a significant portion of each officer’s annual compensation is essentially at risk.
As of January 31, 2006, the financial incentive targets for COIP were based upon revenue and return on equity. Return on equity is defined in our annual business plan as the after-tax earnings (excluding extraordinary items) of return on shareholders’ equity at the beginning of the fiscal year. In fiscal 2005, during the first six-month performance period, the performance percentage realized was 95% and in the second six-month performance period the performance percentage realized was 90%.
Within 90 days after the end of each performance period, each participant’s base salary for the period is multiplied by the participant’s index percentage and the performance percentage to determine the participant’s ICP for the performance period in question. The maximum ICP payable under the COIP is the lesser of 250% of the participant’s most recent annualized base salary or $1.0 million. A portion of any bonus may be used to purchase Restricted Stock Units.
Long-term Incentive Awards. Long-term incentive awards are intended to develop and retain strong management through share ownership. Stock options are the primary long-term incentive granted to officers, as well as some of our other key employees. The Compensation Committee believes that a significant portion of officers’ compensation should depend on value created for the shareholders. Options are an excellent way to accomplish this because they tie the officers’ interests directly to the shareholders’ interests.
The number of options granted to officers is based upon individual performance and level of responsibility. Option grants must be of sufficient size to provide a strong incentive for executives to work for long-term business interests and to become significant owners of the business. The Compensation Committee reviews information for long-term compensation awards and endeavors to make option grants that provide the necessary incentive to attract and retain qualified executives.
Other. The Company historically has owned one house in New Mexico that may be used by management, including executive officers, and invited guests. When and if an employee stays in the house, the rental value of the stay is included as compensation to the employee for tax purposes. Hastings also owns an aircraft, and does not permit strictly personal use of the aircraft by any employee. If any part of an employee’s use of the aircraft involves both personal and business use, the value of the personal portion of the flight, determined by the variable cost of the personal use, is included as compensation to the employee for tax purposes. Such variable costs approximate $700 per hour.
Deductibility of Compensation.
The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain otherwise deductible compensation in excess of $1.0 million paid to the Chief Executive Officer or other named executive officers. It is our policy to attempt to have our executive compensation plans treated as tax deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.
Chief Executive Officer Compensation.
The total compensation of Mr. John H. Marmaduke, our Chairman, President and Chief Executive Officer, was $595,356 during fiscal 2005, representing a base salary of $250,000 and a bonus, pursuant to the COIP, of $329,375, and annual matching contributions paid by Hastings for Mr. Marmaduke’s accounts pursuant to our 401(k) and Associate Stock Ownership Plans in the amounts of $2,122 and $5,400, respectively, and other compensation benefits with a value of $8,459. Mr. Marmaduke’s compensation was based upon a comparison to the compensation of officers in similar positions at other retailers, taking into consideration Hastings’ size, performance and business philosophy. The Compensation Committee considered all components of Mr. Marmaduke’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to Mr. Marmaduke and cost to the Company of perquisites and personal benefits, and the projected payout obligations under Mr. Marmaduke’s severance agreement. The committee believes that his total compensation (and, in the case of severance payouts, the potential payouts) is both fair and reasonable.
Internal Pay Equity.
Our Committee also considered the total compensation of each of our other executive officers and believes that the amounts paid were both fair and reasonable. We believe that the relative amounts of CEO compensation and compensation paid to our other executives demonstrates internal pay equity and is reasonable and consistent with compensation differences in our peer group and reference labor market. The committee believes that the relative difference between CEO compensation and the compensation of other executives has not increased significantly over the years.
The Committee and the full Board believe that attracting, retaining and motivating Hastings’ employees, and in particular senior management, is critical to our company’s success. We intend to design, develop and administer the company’s compensation programs to advance the interests of our shareholders and to gain their support.
This report is submitted by the members of the Compensation Committee as of January 31, 2006.

Danny W. Gurr, Chair
Jeffrey G. Shrader
Daryl L. Lansdale
Gaines L. Godfrey
PROPOSAL NO. 2:
ADOPTION OF THE 2006 INCENTIVE STOCK PLAN
General. The purpose of the 2006 Incentive Stock Plan is to enable us to attract and retain persons of outstanding competence and to provide incentives to employees, officers, directors and consultants, which will increase overall shareholders’ value.
Shares Available under the 2006 Incentive Stock Plan. Subject to adjustments described below, the maximum number of shares that may be issued for all purposes under the 2006 Incentive Stock Plan shall be 500,000. Shares to be issued under the 2006 Incentive Stock Plan may be authorized and unissued shares, issued shares that have been reacquired by Hastings (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.
Eligibility. Awards under the 2006 Incentive Stock Plan may be granted to officers, employees, directors, non-employee directors, consultants, advisors and independent contractors of Hastings or any of its Subsidiaries; provided, however, that only employees of Hastings or a subsidiary of Hastings may be granted Incentive Stock Options.
Types of Awards. Awards under the 2006 Incentive Stock Plan may consist of options, stock appreciation rights, restricted shares, restricted stock units, performance awards and other awards.
Stock Option Grants. Stock options granted to a participant under the 2006 Incentive Stock Plan entitle him or her to purchase shares of our common stock at some future time. There are two (2) types of options, which may be granted under the 2006 Incentive Stock Plan: Incentive Stock Options or Nonqualified Stock Options. Incentive Stock Options are options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and may only be awarded to employees of Hastings or one of its Subsidiaries, subject to certain conditions. Nonqualified Stock Options are not intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.
The exercise price for any option granted under the 2006 Incentive Stock Plan shall be fixed by the Compensation Committee at the time of the grant or shall be determined by a method specified by the Compensation Committee at the time of the grant; provided, however, that generally the exercise price shall not be less than one hundred percent (100%) of the fair market value of a share at the time of the grant.
The exercise price is payable (i) in cash or cash equivalents, (ii) by actual delivery of freely transferable shares already owned by the person exercising the option, (iii) by a combination of cash and shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of shares subject to the option with a value equal to the exercise price or (v) by such other means as the Compensation Committee may authorize. In addition, the option may be exercised through a “cashless exercise” procedure to the extent, and in accordance with any procedures, authorized by the Compensation Committee.
Generally, an option shall be effective for such term as shall be determined by the Compensation Committee; however, the term of an option may extend in no event beyond the tenth anniversary of the date of the grant of such option. Except as may be provided with respect to a termination of service, any option granted to an employee under the 2006 Incentive Stock Plan shall not vest and become exercisable over less than a three-year period.
Stock Appreciation Rights. A Stock Appreciation Right shall entitle a participant to receive, upon satisfaction of the conditions to payment specified by the Compensation Committee in the applicable award agreement, an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified by the Compensation Committee in the applicable award agreement. The grant price per share of shares covered by a Stock Appreciation Right shall be fixed by the Compensation Committee at the time of the grant or shall be determined by a method specified by the Compensation Committee at the time of the grant; provided, however, that generally the grant price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the fair market value of a share at the time of the grant.
Payments to a participant upon exercise of a Stock Appreciation Right may be made in cash or shares, having an aggregate fair market value as of the date of exercise equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the Stock Appreciation Right is exercised over the grant price for the Stock Appreciation Right. Except as may be provided with respect to a termination of service, stock appreciation rights granted to an employee under the 2006 Incentive Stock Plan shall not vest and become exercisable over less than a three-year period. The term of a Stock Appreciation Right settled in shares shall not exceed ten (10) years.

Restricted Shares and Restricted Stock Units. The Compensation Committee may grant either Restricted Shares or Restricted Stock Units to participants. Both Restricted Shares and Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be forfeited. Restricted Stock Units shall entitle participants to receive one or more shares. Except as may be provided with respect to a termination of service, Restricted Shares and Restricted Stock Units granted to employees shall not vest and become exercisable over less than a three-year period.
Performance Awards. The Compensation Committee may grant Performance Awards to participants. An award of Performance Shares consists of a target number of shares and an award of Performance Units consists of a target number of units granted to a participant based upon the achievement of Performance Goals. Performance Awards may be settled in shares, or at the sole discretion of the Compensation Committee, cash, or a combination of cash and shares, with a value equal to the fair market value of the shares at the time of payment.
Other Awards. The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in the 2006 Incentive Stock Plan that the Compensation Committee determines to be consistent with the purpose of the 2006 Incentive Stock Plan and the interests of Hastings. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof.
Administration and Amendments to the Plan. The 2006 Incentive Stock Plan will be administered and construed by the Compensation Committee of the Board.
The 2006 Incentive Stock Plan may be terminated, amended, modified or suspended without the consent of our shareholders, except that that no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market System or the principal exchange on which the common stock is traded and (ii) shall materially and adversely alter or impair the rights of a participant in any award previously made under the 2006 Incentive Stock Plan without the consent of the holder thereof.
Transferability. No award granted under the 2006 Incentive Stock Plan shall be transferable other than (i) pursuant to a beneficiary designation, (ii) by last will and testament or by the laws of descent and distribution or, (iii) except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Compensation Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an award, other than an Incentive Stock Option, for no consideration to a permitted transferee. Any award transferred to a permitted transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another permitted transferee of the participant.
Adjustments. The number and kind of shares that may be issued under the 2006 Incentive Stock Plan may be equitably adjusted in the sole discretion of the Compensation Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below fair market value, or any other corporate event or distribution of stock or property of Hastings affecting the shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the 2006 Incentive Stock Plan. Additionally, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding award and the exercise price per share (or the grant price per share, as the case may be), if any, under any outstanding award may be equitably adjusted (including by payment of cash to a participant) in the sole discretion of the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to participants. All adjustments shall be made by the Compensation Committee.
Termination. If not previously terminated, the 2006 Incentive Stock Plan expires by its terms on the tenth anniversary of the Effective Date.
The Board recommends a vote FOR approval of the adoption of the 2006 Incentive Stock Plan (Proposal 2 on the proxy card).

PROPOSAL NO. 3:
ADDITION OF SHARES TO THE OUTSIDE DIRECTORS’ STOCK OPTION PLAN
The Outside Directors’ Stock Option Plan was approved at the 2002 Shareholders’ Meeting. The plan allows for granting of stock options on up to 150,000 shares to directors (currently 6 persons). If approved by Shareholders, the Plan will be amended to provide that up to 200,000 shares may be issued. Currently, 74,400 shares remain available for grant. The following is a summary of the plan as proposed to be amended:
General. The purpose of the Outside Directors’ Stock Option Plan is to enable us to attract and retain persons of outstanding competence to serve on our Board and, by paying a part of their compensation in common stock options, strengthen the link between the Outside Directors and our shareholders.
Shares Available Under the Outside Directors’ Stock Option Plan. Subject to adjustments described below, the number of shares that may be issued upon exercise of all stock options granted under the Outside Directors’ Stock Option Plan may not exceed 200,000. Any shares of common stock, which were subject to stock options that are forfeited, surrendered or expire for any reason will again be available for issuance under the Outside Directors’ Stock Option Plan.
Eligibility. Only members of our Board, who are not also employees of Hastings, or one of our subsidiaries, are eligible to receive stock options under the Outside Directors’ Stock Option Plan.
Stock Option Grants. Stock options granted to a participant under the Outside Directors’ Stock Option Plan entitle him or her to purchase shares of our common stock at some future time for a price equal to the fair market value at the time of the grant. The exercise price is payable in cash at the time of exercise. Generally, each stock option granted under the Outside Directors’ Stock Option Plan will expire on the tenth anniversary of the date of grant except in the case of retirement, death, disability, a merger of Hastings or a change in control of Hastings, as described below.
An option granted to an Outside Director becomes exercisable for 20% of the common stock included in such option beginning on the first anniversary of the date of the grant of such option and will continue to vest 20% per year thereafter until fully vested, which will occur on the fifth anniversary of the date of the grant of such option. If (i) an Outside Director ceases to be an Outside Director by reason of death, disability or retirement or (ii) Hastings dissolves or liquidates or is a party to a merger in which it is not the surviving corporation or undergoes a change of control (as defined in the Outside Directors’ Stock Option Plan), each outstanding option granted to an Outside Director, to the extent not vested, will immediately vest and become exercisable and shall then expire three years thereafter. If an Outside Director ceases to be an Outside Director for any reason other than death, disability or retirement, each outstanding option granted to such Outside Director, to the extent not vested, will immediately vest and become exercisable and shall then expire 270 days thereafter.
Administration and Amendments to the Plan. The Outside Directors’ Stock Option Plan will be administered and construed by the Administrative Committee, which will be composed of the Chief Executive Officer and two other officers of Hastings designated by the Chief Executive Officer. However, material terms such as the number of shares authorized under this automatic plan, the exercise price of options, the automatic grant dates, the vesting schedule of options and other similar terms cannot be changed by the Administrative Committee. All awards granted under the Outside Directors’ Stock Option Plan will be approved by the Board of Directors of the Company.
The Outside Directors’ Stock Option Plan may be amended at any time by the Board without the consent of our shareholders, except that shareholder approval is required for an amendment that would (i) materially increase the benefits accruing to participants, (ii) increase the number of shares of common stock that may be issued under the Outside Directors’ Stock Option Plan, or (iii) materially modify the eligibility requirements for participation in the Outside Directors’ Stock Option Plan. No amendment may adversely affect any participant’s rights under options outstanding prior to the amendment.
Transferability. Options granted under the Outside Directors’ Stock Option Plan generally may not be transferred or assigned other than by will, the laws of descent and distribution or a qualified domestic relations order.

Adjustments. The maximum number of shares that may be issued under the Outside Directors’ Stock Option Plan and the number of shares issuable upon exercise of stock options, and the exercise price per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, stock combinations and recapitalizations (or other change in corporate or capital structure), or as the result of mergers, consolidations or other reorganizations of Hastings.
Termination. If not previously terminated, the Outside Directors’ Stock Option Plan expires by its terms on June 19, 2012.
The Board recommends a vote FOR approval of the amendment to add 50,000 shares to the number of shares available for grant pursuant to the Hastings Entertainment, Inc. Outside Directors’ Stock Option Plan (Proposal 3 on the proxy card).
PROPOSAL NO. 4:
ADDITION OF SHARES TO THE OUTSIDE DIRECTORS’ STOCK GRANT PLAN
The Outside Directors’ Stock Grant Plan was approved at the 2002 Shareholders’ Meeting. The plan allows for granting of up to 50,000 shares of stock to Outside Directors (currently 6 persons). If approved by Shareholders, the Outside Directors’ Stock Grant Plan will be amended to provide that up to 100,000 shares may be issued. Currently, no shares remain available for grant. The following is a summary of the plan as proposed to be amended:
General. The purpose of the Outside Directors’ Stock Grant Plan is to enable us to attract and retain persons of outstanding competence to serve on our Board and, by paying a portion of their compensation in common stock, strengthen the link between the Outside Directors and our shareholders.
Shares Available Under the Outside Directors’ Stock Grant Plan. Subject to adjustments described below, the total number of shares of common stock that may be granted under the Outside Directors’ Stock Grant Plan is 100,000. The shares will be either previously authorized and unissued shares or treasury shares.
Eligibility. All Outside Directors of Hastings are eligible to receive awards under the Outside Directors’ Stock Grant Plan.
Stock Grant Awards. Each Outside Director automatically receives a grant of Hastings’ stock with a value of $10,000.00 on the date of his or her initial election or appointment to the Board. On May 1st of each and every year, each Outside Director automatically receives an additional grant of Hastings’ common stock with a market value of $10,000.00, which shares are fully vested without restrictions.
Administration and Amendments to the Plan. The Outside Directors’ Stock Grant Plan will be administered and construed by the Administrative Committee, which will be composed of the Chief Executive Officer and two other officers of Hastings designated by the Chief Executive Officer.
The Outside Directors’ Stock Grant Plan may be amended or repealed by the Board, provided that any amendment or repeal will not adversely affect any participant’s rights under the Outside Directors’ Stock Grant Plan with respect to any award prior to such amendment or repeal. The Outside Directors’ Stock Grant Plan will not be amended more than once every six (6) months, unless an amendment is necessary to comport with changes in the Internal Revenue Code of 1986, as amended, ERISA, or other applicable laws, rules and regulations. All awards under the Outside Directors’ Stock Grant Plan will be approved by the Board of Directors of the Company.
Transferability. There are no restrictions on transfer or assignment included in the Outside Directors’ Stock Grant Plan.
Adjustments. The maximum number of shares that may be issued under the Outside Directors’ Stock Grant Plan is subject to adjustment if the common stock of Hastings is increased, reduced or otherwise changed as the result of stock dividend, stock split, recapitalization (or other adjustment in the stated capital of Hastings), or as the result of a merger, consolidation or other reorganization.

Termination. The Outside Directors’ Stock Grant Plan contains no termination date.
The Board recommends a vote FOR approval of the amendment to add 50,000 shares to the number of shares available for grant pursuant to the Hastings Entertainment, Inc. Outside Directors’ Stock Grant Plan (Proposal 4 on the proxy card).
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning stock options outstanding, the weighted average exercise price of those options and options remaining to be granted under existing option plans, whether approved or not approved by security holders, as of January 31, 2006. The purpose of this table is to illustrate the potential dilution that could occur from past and future equity grants. Hastings does not have any outstanding warrants or stock appreciation rights.

Equity Compensation Plan Information
Number of securities
	Number of securities		remaining available
	to be issued	Weighted-average	for
	upon exercise of	exercise price of	future issuance
	outstanding options,	outstanding options,	under equity
Plan category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders	1,603,867	$6.50	437,494
Equity compensation plans not approved by security holders	—	—	—

Total	1,603,867	$6.50	437,494

STOCK PERFORMANCE GRAPH
The following graph compares the annual cumulative total shareholder return on an investment of $100 on January 31, 2001 in Hastings common stock, based on the market price of the common stock, with the cumulative total return of similar investments in the S&P 500 Market Index and in the NASDAQ Composite Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Jeffrey G. Shrader is a shareholder in the law firm of Sprouse Shrader Smith P.C. in Amarillo, Texas, which has provided legal services to Hastings since 1993. Hastings made aggregate legal payments of approximately $0.2 million to such law firm in fiscal 2005. Hastings believes that these services have been provided on terms as favorable as those that we could have obtained from an unrelated third party.
Gaines L. Godfrey, one of our directors, owns, as a limited partner, interests of 5% in three limited partnerships that lease land and improvements to Hastings under triple net leases. As a limited partner, Mr. Godfrey does not participate in the operations of the limited partnerships. During fiscal 2005, Hastings made aggregate lease payments of approximately $0.4 million to such limited partnerships. We believe that these leases are on terms as favorable as those that we could have obtained from a non-affiliated third party.
AUDIT COMMITTEE REPORT
In accordance with its written charter approved by the Board of Directors, the Audit Committee assists the Board in, among other things, oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices of Hastings.
The Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.
Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Hastings’ independent registered public accounting firm (“independent auditor”), Ernst & Young LLP, is responsible for the audit of the consolidated financial statements. The Committee’s responsibility is to monitor and review these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in those fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the independent auditor’s opinion on the consolidated financial statements.
During fiscal year 2005, the Committee had seven meetings. The Committee’s regular meetings were conducted so as to encourage communication among the members of the Committee, management, the internal auditors and Hastings’ independent auditor. Among other things, the Committee discussed with Hastings’ internal and independent auditors the overall scope and plans for their respective audits. The Committee separately met with each of the internal and independent auditors, with and without management present, to discuss the results of their respective examinations, observations and recommendations regarding Hastings’ internal controls. The Committee also discussed with Hastings’ independent auditor all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”
The Committee reviewed and discussed the audited consolidated financial statements of Hastings as of and for the year ended January 31, 2006 with management, the internal auditors and Hastings’ independent auditor. Management’s discussions with the Committee included a review of critical accounting policies.
The Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and Hastings that might bear on the auditor’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the auditor any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditor’s independence.
Effective May 20, 2003, Hastings adopted a policy that it would no longer engage its primary independent auditor for non-audit services other than “audit-related” services as defined by the Securities and Exchange Commission (“SEC”), certain tax services and other permissible non-audit services specifically approved by the Chair of the Committee and presented to the full Committee at its next regular meeting. The policy requires pre-approval of all services provided. The policy also includes limitations on the hiring of Ernst & Young partners and other professionals to ensure that Hastings satisfies the SEC’s auditor independence rules. The Committee has reviewed and approved the amount of fees paid to Ernst & Young for audit and non-audit services. The Committee concluded that the provision of services by Ernst & Young is compatible with the maintenance of Ernst & Young’s independence.
Based on our review and discussions with management, the internal auditors and the independent auditor, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee, at a meeting held in April 2006, recommended to the Board of Directors that Hastings’ audited consolidated financial statements be included in Hastings’ Annual Report on Form 10-K for the fiscal year ended January 31, 2006, for filing with the SEC.

Frank O. Marrs, Chair
Daryl L. Lansdale
Ann S. Lieff
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees paid for professional services rendered by Ernst & Young LLP during the fiscal years 2005 and 2004 were as follows:

	2005	2004
Audit Fees	$494,250	$510,439
Audit-Related Fees	7,450	44,348
Tax Fees	99,540	121,881
All Other Fees	1,624	22,875

Total Fees	$602,864	$699,543

Fiscal year 2005. Audit-related fees consist of accounting consulting services related to the pending adoption of Section 404 of the Sarbanes-Oxley Act. Tax fees consist principally of tax compliance, consulting and planning. All other fees included a subscription to Ernst & Young’s online research tool.
Fiscal year 2004. Audit-related fees consist principally of employee benefit plan audits. Tax fees consist principally of tax compliance, consulting and planning. All other fees consist primarily of evaluations of the effectiveness of information technology systems and processes.
The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services, provided that the chairman reports any decisions to the committee at its next scheduled meeting.

PROPOSAL NO. 5:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Description of Proposal
In accordance with its charter, the Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors to audit our consolidated financial statements for fiscal 2006 and to render other services required of them. The Board is submitting the appointment of Ernst & Young LLP for ratification at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
The submission of this matter for approval by shareholders is not legally required; however, the Board and its Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.
The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the independent auditors. Ratification by the shareholders of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during the year or thereafter.
The Board recommends a vote FOR the ratification of the appointment of independent auditors (Proposal 5 on the proxy card).
OTHER MATTERS
We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.
ANNUAL REPORT
The Annual Report to our Shareholders, including financial statements for the fiscal year ended January 31, 2006, accompanies this Proxy Statement. The Annual Report is not deemed to be part of this Proxy Statement.
FORM 10-K
Copies of the Company’s Annual Report on Form 10-K (excluding exhibits) are available, without charge, upon written request to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, Attention: Investor Relations Department or by visiting the Investor Relations section of our website at www.gohastings.com. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover expenses incurred in furnishing the exhibits.

SHAREHOLDER PROPOSALS
To be considered for inclusion in our proxy statement for the 2007 Annual Meeting, proposals of shareholders must be in writing and received by us no later than April 18, 2007. To be presented at the 2007 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than April 18, 2007. Proposals should be mailed to the Corporate Secretary of Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and include the information required by Section 2.05(a) of our Bylaws. Proposals related to shareholder nominated directors must be submitted in accordance with the guidelines set forth in the section entitled “Consideration of Shareholder Nominated Directors” contained herein.

By Order of the Board of Directors,

/s/ Natalya A. Ballew
NATALYA A. BALLEW
Corporate Secretary
Amarillo, Texas
May 19, 2006

APPENDIX A
Hastings Entertainment, Inc.
2006 Incentive Stock Plan
1. Purposes of the Plan
This 2006 Incentive Stock Plan (the “Plan”) is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Company, and to thereby increase overall shareholders’ value. The Plan generally provides for the granting of stock options, stock appreciation rights, restricted shares, Restricted Stock Units, performance shares, other stock-based awards or any combination of the foregoing.
2. Definitions and Rules of Construction
For purposes of the Plan, the following capitalized words shall have the meanings set forth below:
“Award” means an Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Award, or Other Award granted by the Committee pursuant to the terms of the Plan.
“Award Agreement” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be written or electronic and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.
“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, “cause” means a violation of the Company’s policies or procedures, unless otherwise provided in an Award Agreement.
“Change of Control” means:
(i) An acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) who is not as of the effective date of the Plan the beneficial holder of at least 10 % of the Company’s then outstanding common stock, of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 30 % or more of either (x) the then outstanding common stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition of Outstanding Company Common Stock by the Company, (2) any acquisition of Outstanding Company Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (3) any acquisition of Outstanding Company Common Stock by any person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or
(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) ceased for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a Director subsequent to such effective date; whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or
(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (other then the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting form such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or
(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NASDAQ National Market System or by the principal exchange on which the Stock is traded; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.
“Common Stock” means the common stock of the Company, par value $.01 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.
“Company” means Hastings Entertainment, Inc., a Texas corporation.
“Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code, unless otherwise provided in an Award Agreement.

“Effective Date” means the date on which the Plan is adopted by the Board.
“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the high and low sales price as reported on the date of grant by the NASDAQ National Market System or by the principal exchange on which the Common Stock is traded or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).
“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.
“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.
“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.
“Other Award” means an Award granted pursuant to Section 11 of the Plan.
“Participant” means an Eligible Individual who has been granted an Award under the Plan.
“Performance Period” means the period established by the Committee and set forth in the applicable Award Agreement over which Performance Targets are measured.
“Performance Award” means a Performance Share or Performance Unit granted pursuant to Section 10 of the Plan.
“Performance Goals” means the performance goals established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Agreement.
“Performance Share” means a Performance Award denominated in Shares granted pursuant to Section 10 of the Plan.
“Performance Unit” means a Performance Award denominated in cash granted pursuant to Section 10 of the Plan.
“Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, [or (iv) a charitable or not-for-profit organization].

“Plan” means this Hastings Entertainment, Inc. 2006 Incentive Stock Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plans” means the Hastings Entertainment, Inc. 1996 and 2002 Incentive Stock Plans, as amended from time to time, and any other prior equity stock plans of the Company.

“Restricted Share” means a Share granted pursuant to Section 8(a) of the Plan.

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b) of the Plan.

“Retirement” means termination of Participant’s employment by reason of “retirement” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, “retirement” means [to come] unless otherwise provided in an Award Agreement.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

“Target Number” means the target number of Shares or dollar-denominated units of a Performance Award established by the Committee and set forth in the applicable Award Agreement.

3.	Administration
(a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:
(i) select the Participants from the Eligible Individuals;
(ii) grant Awards in accordance with the Plan;
(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;
(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Goals, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

(v) subject to Sections 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;
(vi) specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;
(vii) construe and interpret any Award Agreement delivered under the Plan;
(viii) make factual determinations in connection with the administration or interpretation of the Plan;
(ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;
(x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;
(xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;
(xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Agreement or the Plan; and
(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Agreement.
(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.
(d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).
(e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.
4.	Eligibility
(a) Eligible Individuals. Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.
(b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.
5.	Shares Subject to the Plan
(a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 500,000 plus any Shares that are available for issuance under the Prior Plans. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.
(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the maximum number of Shares subject to outstanding Awards. Notwithstanding the foregoing, the number of Shares corresponding to Awards under the Plan and the Prior Plans that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled, or are settled in cash or withheld to pay the exercise price or taxes associated with any Award shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.
(c) Individual Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13 of the Plan, the maximum number of Shares that may be issued pursuant to Awards granted to any Eligible Individual in any calendar year shall equal 50,000 Shares and the maximum value of any Performance Unit granted to any Eligible Individual in any calendar year shall equal $100,000.
(d) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).
6.	Awards in General
(a) Types of Awards. Awards under the Plan may consist of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.
(b) Terms Set Forth in Award Agreement. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.
(c) Termination of Employment. The Committee shall specify at the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Agreement or determined at a subsequent time.
(d) Change of Control.
(i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Agreement. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permit or require Participants to surrender outstanding Options in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Options.
(ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Agreement or subsequent to the grant of an Award for the accelerated vesting, exercisability and/or the deemed attainment of a performance goal with respect to an Award upon specified events similar to a Change of Control.
(iii) Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.
(e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.
(f) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares.

(g) Performance-Based Awards.
(i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals. The Performance Goals will be comprised of specified levels of achievement of one or more of the following performance criteria: [to come], in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time or measured relative to selected peer companies or a market index. For Awards not intended to qualify as “performance-based compensation” under Section 162(m), the Committee may use additional criteria as it deems appropriate.
(ii) The Participants will be designated, and the applicable Performance Goals and the number of shares that can be earned upon achievement of the Performance Goals will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Goals.
(h) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.
(i) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to grants of Substitute Awards.
7.	Terms and Conditions of Options
(a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Agreement that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.
(b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. Except with respect to Substitute Awards, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
(c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Agreement relating to such Option; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d) Exercise; Payment of Exercise Price. Except as may be provided with respect to a termination of service, Options granted to employees shall not vest and become exercisable over less than a three-year period. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Agreement, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In addition, the Option may be exercised through a “cashless exercise” procedure to the extent, and in accordance with any procedures, authorized by the Committee.
(e) Incentive Stock Options. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. Any Incentive Stock Option granted which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year shall be automatically converted into a Nonqualified Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.
8.	Terms and Conditions of Restricted Shares and Restricted Stock Units
(a) Restricted Shares. The Committee, in its discretion, may grant Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be forfeited.
(b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Agreement, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be forfeited. If and when the forfeiture provisions lapse, Restricted Stock Units shall be settled in Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.
(c) Vesting. Except as may be provided with respect to a termination of service, Restricted Shares and Restricted Stock Units granted to employees shall not vest and become exercisable over less than a three-year period.
9.	Stock Appreciation Rights
(a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Agreement. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant. Except with respect to Substitute Awards, in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and, except as may be provided with respect to a termination of service, Stock Appreciation Rights granted to employees shall not vest and become exercisable over less than a three-year period. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten years.
(b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right may be granted in tandem with an Option. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.
10.	Terms and Conditions of Performance Awards
The Committee may grant Performance Awards to Eligible Individuals. An Award of Performance Shares shall consist of a Target Number of Shares and an Award of Performance Units shall consist of a Target Number of units granted to an Eligible Individual based on the achievement of Performance Goals over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement. The Committee may provide that if performance relative to the Performance Goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple of the Target Number; provided that, in the case of Performance Awards intended to constitute “performance-based compensation” under Section 162(m) of the Code, the number or value, as applicable of Shares or Units earned cannot exceed the limits set forth in Section 5(c). Performance Awards may be settled in Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.
11.	Other Awards
The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.
12.	Certain Restrictions
(a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.
(b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.
(c) Beneficiary Designation. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of death. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation, the Participant’s beneficiary shall be the Participant’s estate.
13.	Recapitalization or Reorganization
(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.
14.	Term of the Plan
Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date.
15.	Effective Date
The Plan shall become effective on the Effective Date, subject to approval by the stockholders of the Company.
16.	Amendment and Termination
Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ National Market System or the principal exchange on which the Common Stock is traded and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof.

Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.
17.	Miscellaneous
(a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.
(b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.
(c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.
(e) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.
(f) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.
(g) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.
(h) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.
(i) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(j) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.
(k) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(l) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
(m) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
(n) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
(o) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

PROXY
HASTINGS ENTERTAINMENT, INC.
This proxy is solicited by the Board of Directors of Hastings Entertainment, Inc. for the Annual Meeting of Shareholders to be held at 4:00 p.m. central daylight time on Wednesday, June 7, 2006, at the Company’s Store Support Center. The Store Support Center is located at the 3601 Plains Boulevard in Amarillo, Texas. The undersigned hereby appoint(s) Natalya Ballew, with full power of substitution, and with discretionary authority, the proxy of the undersigned to vote all shares of common stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on June 7, 2006, and at any adjournment thereof, upon the matters listed below, and in accordance with her best judgment with respect to any other matters that may properly come before the meeting.
The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the three nominees for director, (ii) for the adoption of the 2006 Incentive Stock Plan, (iii) for the approval of the amendment to the Outside Directors’ Stock Option Plan, (iv) for the approval of the amendment to the Outside Directors’ Stock Grant Plan, (v) for the ratification of appointment of the independent auditors, and (vi) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.
This proxy is solicited on behalf of our Board of Directors and may be revoked prior to its exercise. The Board of Directors request that you promptly execute and mail this proxy.
Dated this                      day of                     , 2006

(Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)
1.	Election of Three Directors:

Nominee:	For	Withhold

John H. Marmaduke	☐	☐
Gaines L. Godfrey	☐	☐
Jeffrey G. Shrader	☐	☐
2.	Proposal to approve the adoption of the 2006 Incentive Stock Plan:

For	Against	Abstain
☐	☐	☐
3.	Proposal to approve the amendment to the Outside Directors’ Stock Option Plan:

For	Against	Abstain
☐	☐	☐

4.	Proposal to approve the amendment to the Outside Directors’ Stock Grant Plan:

For	Against	Abstain
☐	☐	☐
5.	Ratification of the Appointment of Independent Auditors:

For	Against	Abstain
☐	☐	☐
6.	In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournment thereof.
Vote by Internet at http://www.eproxy.com/hast or by telephone at 1-800-435-6710 or by mail. If you vote by Internet or by telephone, you do not need to mail back your proxy card.